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David Skipper, 281-836-8155

Archrock Partners Announces Third-Quarter 2016 Cash Distribution and Financial Results

HOUSTON, October 31, 2016 - Archrock Partners, L.P. (NASDAQ:APLP) today announced a cash distribution of $0.285 per limited partner unit, which corresponds to $1.14 per limited partner unit on an annualized basis, payable on November 14, 2016, to unitholders of record at the close of business on November 10, 2016. The third-quarter 2016 distribution covers the period from July 1, 2016, through September 30, 2016. The distribution to be paid in November 2016 is unchanged from the second-quarter 2016 distribution.
For the third quarter of 2016, net loss was $0.6 million, compared to net income of $3.3 million for the second quarter of 2016 and net income of $11.5 million for the third quarter of 2015. EBITDA, as adjusted (as defined below), was $67.9 million for the third quarter of 2016, compared to $71.2 million for the second quarter of 2016 and $78.2 million for the third quarter of 2015.
Revenue was $135.5 million for the third quarter of 2016, compared to $140.1 million for the second quarter of 2016 and $163.3 million for the third quarter of 2015. Gross margin was $84.6 million, or 62% of revenue, in the third quarter of 2016, compared to $90.7 million, or 65% of revenue, in the second quarter of 2016 and $99.4 million, or 61% of revenue, in the third quarter of 2015.
Selling, general and administrative expenses were $17.9 million for the third quarter of 2016 compared to $19.7 million for the second quarter of 2016 and $20.7 million for the third quarter of 2015.
Cash flow from operations was $64.8 million for the third quarter of 2016, compared to $42.9 million for the second quarter of 2016 and $78.2 million for the third quarter of 2015. Distributable cash flow (as defined below) was $43.7 million for the third quarter of 2016, compared to $46.7 million for the second quarter of 2016 and $45.2 million for the third quarter of 2015. Distributable cash flow coverage was 2.50x for the third quarter of 2016, compared to 2.67x for the second quarter of 2016.
“Compared to the first half of 2016, improved market conditions in the third quarter contributed to increased stability in our business and lower net operating horsepower returns,” said Brad Childers, Chairman, President and Chief Executive Officer of Archrock Partners’ managing general partner. “Additionally, we delivered strong cost management with solid contract operations gross margins, further SG&A reductions, and lower capital expenditures, which enabled us to reduce debt by $40 million in the third quarter at the Partnership. Finally, third quarter 2016 results were impacted by approximately $10 million in impairment and restructuring charges as we continued to modernize our fleet and reduce our cost structure.”
“Today we also announced an all equity financed acquisition of approximately 150,000 horsepower by Archrock Partners for total consideration of approximately $85 million to Archrock, which is expected to close in the fourth quarter of 2016,” continued Childers. “The acquisition combined with $40 million of debt reduction enhances the credit profile of Archrock Partners and the Partnership’s ability to grow its distribution per unit if market conditions continue to improve.”

“Looking into 2017, we see indications of the market stabilizing. As a result of the work we have done to lower our cost structure and enhance our credit profile, we will be well positioned to capitalize on growth opportunities as and when the predicted growth in U.S. natural gas production occurs. We continue to expect to benefit from the increased demand for natural gas from LNG and pipeline exports, petrochemical feedstock and power generation,” concluded Childers.
Net income, excluding the items listed in the following sentence, for the third quarter of 2016 was $9.3 million, or $0.15 per diluted limited partner unit. The excluded items consisted of a non-cash long-lived asset impairment charge of $7.9 million and restructuring charges of $1.9 million. Net income, excluding the items listed in the following sentence, for the second quarter of 2016 was $12.8 million, or $0.21 per diluted limited partner unit. The excluded items consisted of a non-cash long-lived asset impairment charge of $8.3 million and restructuring charges of $1.2 million. Net income, excluding the item listed in the following sentence, for the third quarter of 2015 was $18.7 million, or $0.23 per diluted limited partner unit. The excluded item consisted of a non-cash long-lived asset impairment charge of $7.2 million.
Conference Call Details
Archrock, Inc. and Archrock Partners, L.P. will host a joint conference call on Tuesday, November 1, 2016, to discuss their third-quarter 2016 financial results. The call will begin at 11:00 a.m. Eastern Time.
To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-888-771-4371 in the United States and Canada, or +1-847-585-4405 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock conference call number 43614259.
A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 1-888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 4361 4259#.
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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) (a) excluding income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restructuring charges, expensed acquisition costs, other items and non-cash selling, general and administrative (“SG&A”) costs. A reconciliation of EBITDA, as adjusted, to net income (loss), the most directly comparable GAAP measure, appears below.
Distributable cash flow, a non-GAAP measure, is defined as net income (loss) (a) plus depreciation and amortization expense, impairment charges, restructuring charges, expensed acquisition costs, non-cash SG&A costs and interest expense (b) less cash interest expense (excluding amortization of deferred financing fees, amortization of debt discount and non-cash transactions related to interest rate swaps) and maintenance capital expenditures, and (c) excluding gains or losses on asset sales and other items. Distributable cash flow coverage is defined as distributable cash flow divided by total distributions. A reconciliation of distributable cash flow to cash flows from operating activities, the most directly comparable GAAP measure, appears below.
Gross margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income, the most directly comparable GAAP measure, appears below.
About Archrock Partners
Archrock Partners, L.P., a master limited partnership, is the leading provider of natural gas contract compression services to customers throughout the United States. Archrock, Inc. (NYSE:AROC) owns an equity interest in Archrock Partners, including all of the general partner interest. For more information, visit www.archrock.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Archrock Partners’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: statements about the expected completion of the acquisition transaction and the timing of the closing; the anticipated benefits of the transaction to Archrock Partners; Archrock Partners’ financial and operational strategies and ability to successfully effect those strategies; Archrock Partners’ expectations regarding future economic and market conditions; Archrock Partners’ financial and operational outlook and ability to fulfill that outlook; statements about Archrock Partners’ distributions; demand for Archrock Partners’ services; and Archrock Partners’ cost reduction plans.
While Archrock Partners believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Archrock Partners and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in safety, health, environmental and other regulations; the financial condition of Archrock Partners’ customers; the failure of any customer to perform its contractual obligations; and the performance of Archrock, Inc.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock Partners Annual Report on Form 10-K for the year ended December 31, 2015, and those set forth from time to time in Archrock Partners’ filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock Partners expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
SOURCE: Archrock Partners, L.P.

ARCHROCK PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015

Revenue	$135,478	$140,052	$163,293

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	50,854	49,310	63,877
Depreciation and amortization	38,087	38,627	40,262
Long-lived asset impairment	7,909	8,283	7,163
Restructuring charges	1,946	1,208	—
Selling, general and administrative	17,917	19,741	20,729
Interest expense	20,034	19,313	19,048
Other (income) loss, net	(890)	72	585
Total costs and expenses	135,857	136,554	151,664
Income (loss) before income taxes	(379)	3,498	11,629
Provision for income taxes	188	187	131
Net income (loss)	$(567)	$3,311	$11,498

General partner interest in net income (loss)	$(11)	$66	$4,887

Limited partner interest in net income (loss)	$(556)	$3,245	$6,611

Weighted average common units outstanding used in income (loss) per limited partner unit (1):
Basic	59,837	59,837	59,716

Diluted	59,837	59,837	59,716

Income (loss) per limited partner unit (1):
Basic	$(0.01)	$0.05	$0.11

Diluted	$(0.01)	$0.05	$0.11

(1) Basic and diluted income per limited partner unit is computed using the two-class method. Under the two-class method, basic and diluted income per limited partner unit is determined by dividing income allocated to the limited partner units after deducting the amounts allocated to our general partner (including distributions to our general partner on its incentive distribution rights) and participating securities (phantom units with nonforfeitable tandem distribution equivalent rights to receive cash distributions), by the weighted average number of outstanding limited partner units excluding the weighted average number of outstanding participating securities during the period.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts, percentages and ratios)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015

Revenue	$135,478	$140,052	$163,293

Gross margin (1)	$84,624	$90,742	$99,416
Gross margin percentage	62%	65%	61%

EBITDA, as adjusted (1)	$67,920	$71,210	$78,200
% of revenue	50%	51%	48%

Capital expenditures	$17,626	$10,777	$54,396
Less: Proceeds from sale of property, plant and equipment	(4,514)	(10,751)	(734)
Net capital expenditures	$13,112	$26	$53,662

Cash flows from operating activities	$64,813	$42,885	$78,187
Distributable cash flow (2)	$43,703	$46,721	$45,164

Distributions declared for the period per limited partner unit	$0.2850	$0.2850	$0.5725
Distributions declared to all unitholders for the period, including incentive distribution rights	$17,513	$17,513	$39,682
Distributable cash flow coverage (3)	2.50x	2.67x	1.14x

	September 30,	June 30,	September 30,
	2016	2016	2015

Debt (4)	$1,370,382	$1,410,042	$1,383,059
Total partners' capital	478,200	489,737	720,324

(1) Management believes EBITDA, as adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.

(2) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and financial measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

(3) Defined as distributable cash flow for the period divided by distributions declared to all unitholders for the period, including incentive distribution rights.
(4) Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$(567)	$3,311	$11,498
Depreciation and amortization	38,087	38,627	40,262
Long-lived asset impairment	7,909	8,283	7,163
Restructuring charges	1,946	1,208	—
Selling, general and administrative	17,917	19,741	20,729
Interest expense	20,034	19,313	19,048
Other (income) loss, net	(890)	72	585
Provision for income taxes	188	187	131
Gross margin (1)	84,624	90,742	99,416
Non-cash selling, general and administrative	323	281	98
Less: Selling, general and administrative	(17,917)	(19,741)	(20,729)
Less: Other income (loss), net	890	(72)	(585)
EBITDA, as adjusted (1)	67,920	71,210	78,200
Less: Provision for income taxes	(188)	(187)	(131)
Less: (Gain) loss on sale of property, plant and equipment (in Other (income) loss, net)	(795)	103	566
Less: Cash interest expense	(18,449)	(18,527)	(17,780)
Less: Maintenance capital expenditures	(4,785)	(5,878)	(15,691)
Distributable cash flow (2)	$43,703	$46,721	$45,164

Cash flows from operating activities	$64,813	$42,885	$78,187
Provision for doubtful accounts	(705)	(547)	(721)
Restructuring charges	1,946	1,208	—
Payments for settlement of interest rate swaps that include financing elements	(754)	(778)	(938)
Maintenance capital expenditures	(4,785)	(5,878)	(15,691)
Change in assets and liabilities	(16,812)	9,831	(15,673)
Distributable cash flow (2)	$43,703	$46,721	$45,164

Net income (loss)	$(567)	$3,311	$11,498
Items:
Long-lived asset impairment	7,909	8,283	7,163
Restructuring charges	1,946	1,208	—
Net income, excluding items	$9,288	$12,802	$18,661

Diluted income (loss) per limited partner unit	$(0.01)	$0.05	$0.11
Adjustment for items per limited partner unit	0.16	0.16	0.12
Diluted income per limited partner unit, excluding items (1)	$0.15	$0.21	$0.23

(1) Management believes EBITDA, as adjusted, diluted income per limited partner unit, excluding items, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.

(2) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015

Total available horsepower (at period end) (1) (2)	3,221	3,315	3,383

Total operating horsepower (at period end) (1) (3)	2,762	2,778	3,107

Average operating horsepower	2,751	2,815	3,119

Horsepower Utilization:
Spot (at period end)	86%	84%	92%
Average	84%	85%	93%

Total available contract operations horsepower of Archrock, Inc. and Archrock Partners (at period end) (2)	3,984	4,023	4,267

Total operating contract operations horsepower of Archrock, Inc. and Archrock Partners (at period end) (3)	3,153	3,187	3,580

(1) Includes compressor units leased from Archrock, Inc. with an aggregate horsepower of approximately 6,000, 4,000, and 1,000 at September 30, 2016, June 30, 2016 and September 30, 2015, respectively. Excludes compressor units leased to Archrock, Inc. with an aggregate horsepower of approximately 100, 600, and 1,000 at September 30, 2016, June 30, 2016 and September 30, 2015, respectively.

(2) Available horsepower is defined as idle and operating horsepower. New units completed by a third party manufacturer that have been delivered to us are included in the fleet.
(3) Operating horsepower is defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.